 S T R U C T U RED I NVESTMENTS

Client Strategy Guide: April 2012 Offerings

Free Writing Prospectus Dated April 10, 2012
Registration Statement No. 333-178081 Filed Pursuant to Rule 433

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc., and
you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

MorganStanley SmithBarney
Client Strategy Guide: April 2012 Offerings Page 2

Table of Contents

Important Information Regarding Offering Documents .... page 3
Selected Features & Risk Disclosures .... page 4
Structured Investments Spectrum .... page 5

Tactical Offerings
Offerings with terms of 18 months or less

Enhanced Yield	....	page 6
	....	page 7
	Contingent Income Auto-Callable Securities based on Broadcom Corporation (BRCM) by Morgan Stanley	page 8
	....	page 9

Leveraged Performance	....	page 10
	....	page 11

Strategic Offerings
Offerings with terms of more than 18 months

Leveraged Performance	Dual Directional Trigger PLUS℠ based on the S&P 500® Index (SPX) by Morgan Stanley	page 12
	Buffered Jump Securities based on the iShares® MSCI Emerging Markets Index Fund (EEM) by Morgan Stanley	page 13
	....	page 14

Market-Linked Notes and Market-Linked Deposits - FDIC Insured	Market-Linked Notes based on the S&P 500® Daily Risk Control 10% Index (Excess Return) (SPXT10UE) by Morgan Stanley	page 15
	....	page 16

Selected Risks & Considerations .... page 17

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. April 2012

Client Strategy Guide: April 2012 Offerings Page 3

Important Information Regarding Offering Documents

The products set forth in the following pages are intended as a general indication only of the Structured Investments offerings available through
Morgan Stanley Smith Barney through the date when the ticketing closes for each offering. Morgan Stanley Smith Barney or the applicable issuer reserves the right to terminate any offering prior to its trade date, to postpone the trade date, or to close ticketing early on any offering. The information set forth herein provides only a summary of terms and does not contain the complete terms and conditions for any offering of an SEC Registered Offering or a Market
-Linked Certificate of Deposit. You should read the complete offering materials referenced below before you invest in any product.

Additional Information for SEC Registered (Public) Offerings

Each issuer has separately filed a registration statement (including a prospectus) with the Securities and Exchange Commission (or SEC), for the
offerings by that issuer to which this Strategy Guide relates. Before you invest in any of the offerings identified in this Strategy Guide, you should read the prospectus and the applicable registration statement, the applicable pricing supplement, prospectus supplements and any other documents relating to the offering that the applicable issuer has filed with the SEC for more complete information about the applicable issuer and the offering. You may get these documents without cost by visiting EDGAR on the SEC web site at
www.sec.gov.

 [] For Registered Offerings Issued by Morgan Stanley: Morgan Stanley's CIK on
the SEC web site is 0000895421

Alternatively, Morgan Stanley Smith Barney will arrange to send you the prospectus and any other documents related to the offering electronically or hard copy if you so request by calling the toll-free number 1-800-584-6837 or emailing prospectus@morganstanley. com or by calling your Morgan Stanley Smith
Barney Financial Advisor.

The securities described herein (other than the market -linked certificates of deposit) are not bank deposits and are not insured by the Federal Deposit
Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Additional Information for Market -Linked Certificates of Deposit (MLDs)

MLDs are not SEC registered offerings. Before you invest in any MLD, you should read the complete offering materials applicable to such MLD. For indicative terms and conditions on any Market -Linked Certificate of Deposit, please contact your Morgan Stanley Smith Barney Financial Advisor or call the toll-free number 1-800-584-6837.
Each issuer listed above is the issuer for offerings only where expressly identified. None of the issuers are responsible for the filings made with the
SEC by the other issuers identified in this document.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc. and
you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. April 2012

Client Strategy Guide: April 2012 Offerings Page 4

Selected Features and Risk Disclosures

Features
Structured Investments offer investors choices in terms of underlying asset, market view, time horizon, potential returns and risk tolerance. Such features may include: o Varying levels of exposure to potential capital appreciation or depreciation o Returns based on a defined formula o Variety of underlying assets, including equities, commodities, currencies and interest rates o
Minimum investment of $1,000, unless otherwise noted

Key Risks

An investment in Structured Investments involves a variety of risks. The following are some of the significant risks related to Structured Investments.
Please refer to the "Selected Risks and Considerations" section at the end of this brochure for a fuller description of these risk factors.
The market price of Structured Investments may be influenced by a variety of unpredictable factors. Several factors may influence the value of a particular
Structured Investment in the secondary market, including, but not limited to, the value and volatility of the underlying asset, interest rates, credit spreads charged by the market for taking the applicable issuer's credit risk, dividend rates on any equity underlying asset, and time remaining to maturity.
In addition, we expect that the secondary market price of a Structured
Investment will be adversely affected by the fact that the issue price of the
Structured Investment includes the agent's commissions and expected profit.
Issuer credit risk. All payments on Structured Investments are dependent on the applicable issuer's ability to pay all amounts due and therefore investors are subject to the credit risk of the applicable issuer.
Secondary trading may be limited. There may be little or no secondary market for a particular Structured Investment. If the applicable pricing supplement so specifies, we may apply to list a Structured Investment on a securities exchange, but it is not possible to predict whether any Structured Investment will meet the listing requirements of that particular exchange, or if listed, whether any secondary market will exist.
Appreciation potential or participation in the underlying asset may be limited.
The terms of a Structured Investment may limit the maximum payment at maturity or the extent to which the return reflects the performance of the underlying asset.
Potential loss of principal. The terms of a Structured Investment may not provide for the return of principal and an investment may result in a loss of some or all of your principal. Even where repayment of principal is provided for by the terms of the Structured Investment, it is still subject to the credit risk of the applicable issuer and the applicable issuer's ability to repay its obligations. In addition, you may receive less, and possibly significantly less, than the stated principal amount if you sell your investment prior to maturity.
Structured Investments that provide for repayment of principal typically do not make periodic interest payments. Unlike ordinary debt securities, Structured
Investments that provide for repayment of principal typically do not pay interest. Instead, at maturity, the investor receives the principal amount plus a supplemental redemption amount, if any, based on the performance of the underlying asset, in each case, subject to the credit risk of the applicable issuer.
You may receive only the principal amount at maturity for Structured
Investments that provide for repayment of principal. Because the supplemental redemption amount due at maturity on these Structured Investments may equal zero, the return on your investment (i.e., the effective yield to maturity) may be less than the amount that would be paid on an ordinary debt security. The return of only the principal amount at maturity may not compensate you for the effects of inflation or other factors relating to the value of money over time.

Potential conflicts. The issuer of a Structured Investment and its affiliates may play a variety of roles in connection with the Structured Investment, including acting as calculation agent and hedging the issuer's obligations under the Structured Investment. Such activity could adversely affect the payouts to investors on Structured Investments.
The aforementioned risks are not intended to be an exhaustive list of the risks associated with a particular Structured Investment offering. Before you invest in any Structured Investment, you should thoroughly review the particular investment's prospectus and related offering materials for a comprehensive description of the risks and considerations associated with the offering.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc. and
you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. April 2012

Client Strategy Guide: April 2012 Offerings Page 5

Structured Investments Spectrum

Structured Investments can be divided into six broad categories, each aimed at offering structural characteristics designed to help investors pursue specific financial objectives -- Market -Linked Deposits -- FDIC Insured, Market -Linked
Notes, Partial Principal at Risk Securities, Enhanced Yield, Leveraged
Performance and Access.

Market -Linked Deposits -- FDIC Insured combine the repayment of all principal at maturity, subject to applicable FDIC insurance limits and issuer credit risk, with the potential for capital appreciation based on the performance of an underlying asset.

Market -Linked Notes combine the repayment of all principal at maturity subject to issuer credit risk, with the potential for capital appreciation based on the performance of an underlying asset. Market -Linked Notes do not have the benefit of FDIC insurance.

Partial Principal at Risk Securities combine the repayment of some principal at maturity, subject to issuer credit risk, with the potential for capital appreciation based on the performance of an underlying asset.

Enhanced Yield Investments seek to potentially generate current income greater than that of a direct investment in an underlying asset with the investor accepting full exposure to the downside with limited or no opportunity for capital appreciation.

Leveraged Performance Investments allow investors the possibility of capturing enhanced returns relative to an underlying asset's actual performance within a given range of performance in exchange for giving up returns above the specified cap, in addition to accepting full downside exposure to the underlying asset.

Access Investments provide exposure to a market sector, asset class, theme or investment strategy that may not be easily accessible to an individual investor by means of traditional investments.

[] May be appropriate for investors who do not require periodic interest payments, are concerned about principal at risk, and who are willing to forgo some upside in exchange for the repayment of all principal at maturity, subject to applicable FDIC insurance limits and issuer credit risk.

[] May be appropriate for investors who do not require periodic interest payments, are concerned about principal at risk, do not require FDIC insurance on their investment, and who are willing to forgo some upside in exchange for the repayment of all principal at maturity, subject to issuer credit risk.

[] May be appropriate for investors who do not require periodic interest payments, are concerned about principal at risk, do not require FDIC insurance on their investment, and who are willing to risk a portion of their principal and forgo some upside return in exchange for the issuer's obligation to repay some principal at maturity.

[] May be appropriate for investors who are willing to forgo some or all of the appreciation in the underlying asset and assume full downside exposure to the underlying asset in exchange for enhanced yield in the form of above-market interest payments.

[] May be appropriate for investors who expect only modest changes in the value of the underlying asset and who are willing to give up appreciation on the underlying asset that is beyond the performance range, and bear the same or similar downside risk associated with owning the underlying asset.

[] May be appropriate for investors interested in diversification of, and exposure to, difficult to access underlying asset classes, market sectors or investment strategies.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc. and
you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. April 2012

Client Strategy Guide: April 2012 Offerings Page 6

[Information related to offerings to be issued by issuers that are not affiliated with Morgan Stanley has been redacted] [Page left intentionally
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Client Strategy Guide: April 2012 Offerings Page 8

Opportunities in U.S. Equities

Enhanced Yield [] Contingent Income Auto-Callable Securities based on Broadcom
Corporation (BRCM)

[] Potential yield enhancement strategy for investors with a range-bound view on Broadcom Corporation
               [] Opportunity to receive a contingent quarterly coupon,
provided that the underlying stock closes at or above the predetermined downside threshold level on the related determination date Strategy
               [] The securities will be automatically redeemed for par plus the contingent coupon payment if, on any determination date, the Overview closing price of the underlying stock is at or above the initial share price []
The securities provide repayment of principal at maturity but only if the underlying stock closes at or above the predetermined downside threshold level on the final determination date

[] All principal is at risk under the terms of the securities
                    [] Investors will not participate in any appreciation of
the underlying stock and the return on the securities will be limited to the contingent quarterly Risk Considerations coupons earned during the term of the securities [] Contingent quarterly payments may be zero for some or all quarterly periods [] All payments are subject to the credit risk of the issuer

Contingent Income Auto-Callable Securities do not guarantee the payment of interest or the repayment of principal. Instead, the securities offer the opportunity for investors to earn a contingent quarterly payment equal to 2.5%
to 3.0% of the stated principal amount, but only with respect to each determination date on which the closing price of the underlying stock is greater than or equal to 80% of the initial share price, which we refer to as the downside threshold level. In addition, if the closing price of the underlying stock is greater than or equal to the initial share price on any determination date, the securities will be automatically redeemed for an amount per security equal to the stated principal amount and the contingent quarterly payment. However, the payment at maturity due on the securities will be either
(i) the stated principal amount and any contingent quarterly payment or (ii) a number of shares of the underlying stock, or at our option the cash value thereof, that will be significantly less than the principal amount of the securities if the closing price of the underlying stock is below the downside threshold level on the final determination date. Moreover, if on any determination date the closing price of the underlying stock is less than the downside threshold level, you will not receive any contingent quarterly payment for that quarterly period. As a result, investors must be willing to accept the risk of not receiving any contingent quarterly payment and also the risk of receiving shares of the underlying stock, or the cash value thereof, that are worth significantly less than the stated principal amount of the securities and could be zero. Accordingly, investors could lose their entire initial investment in the securities. Investors will not participate in any appreciation of the underlying stock. The securities are senior unsecured obligations of Morgan Stanley, issued as part of Morgan Stanley's Series F
Global Medium -Term Notes program. All payments on the securities are subject to the credit risk of Morgan Stanley.

Issuer                              Morgan Stanley
Underlying Stock                    Broadcom Corporation (BRCM) common stock
Maturity Date                       April , 2013 (approximately 1 year)
Early Redemption                    If, on any of the first three Determination Dates, the Determination Closing Price of the
 Underlying Stock is greater than or equal to the Initial Share Price, the securities will be automatically redeemed for an Early
 Redemption
                                    Payment on the third business day following the related Determination Date.
Early Redemption Payment            The Early Redemption Payment will be an amount equal to (i) the Stated Principal Amount plus
 (ii) the Contingent Quarterly Payment with respect to the related Determination Date.
Determination Closing Price         The closing price of the Underlying Stock on any Determination Date other than the Final
 Determination Date times the Adjustment Factor on such Determination Date
                                    [] If, on any Determination Date, the Determination Closing Price or the Final Share Price, as
 applicable, is greater than or equal to the Downside Threshold Level, we will pay a Contingent Quarterly Payment of $0.25 to $0.30
                                    (2.5% to 3.0% of the Stated Principal Amount) per security on the related Contingent Payment
 Date. The actual Contingent Quarterly Payment will be determined on the Pricing Date.
Contingent Quarterly Payment        [] If, on any Determination Date, the Determination Closing Price or the Final Share Price, as
 applicable, is less than the Downside Threshold Level, no Contingent Quarterly Payment will be made with respect to that
                                    Determination Date.
Determination Dates                 July , 2012, October , 2012, January , 2013 and April , 2013, subject to postponement for non-trading days and certain market disruption events. April , 2013 is also referred to as the Final Determination Date.
Contingent Payment Dates            With respect to each Determination Date other than the Final Determination Date, the third business day after the related Determination Date. The payment of the Contingent Quarterly Payment, if any, with respect to the
 Final
                                    Determination Date will be made on the Maturity Date.
                                    [] If the Final Share Price is greater than or equal to the Downside Threshold Level: (i) the
 Stated Principal Amount plus (ii) the Contingent Quarterly Payment with respect to the Final Determination Date
Payment at Maturity                 [] If the Final Share Price is less than the Downside Threshold Level: (i) a number of shares of the Underlying Stock equal to the product of the Exchange Ratio and the Adjustment Factor, each as of the Final Determination
                                    Date, or (ii) at the issuer's option, the cash value of such shares as of the Final
 Determination Date
Initial Share Price                 The closing price of the Underlying Stock on the Pricing Date
Final Share Price                   The closing price of the Underlying Stock on the Final Determination Date times the Adjustment
 Factor on such date
Exchange Ratio                      The Stated Principal Amount divided by the Initial Share Price
Adjustment Factor                   1.0, subject to adjustment in the event of certain corporate events affecting the Underlying
 Stock
Downside Threshold Level            80% of the Initial Share Price
Issue Price/Stated Principal Amount $10 per security
Listing                             The securities will not be listed on any securities exchange.
Expected Pricing Date(1)            This offering is expected to close for ticketing on Friday, April 27, 2012

(1) Expected Pricing Dates are subject to change. Due to market conditions,
Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change.
Terms will be fixed on the pricing date for the investment.
This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc. and
you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. April 2012

Client Strategy Guide: April 2012 Offerings Page 9

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Client Strategy Guide: April 2012 Offerings Page 10

[Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc. and
you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. April 2012

Client Strategy Guide: April 2012 Offerings Page 11

[Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc. and
you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. April 2012

Client Strategy Guide: April 2012 Offerings Page 12

Opportunities in U.S. Equities

Leveraged Performance [] Dual Directional Trigger PLUS(SM) based on the SandP
500([R]) Index (SPX)

[] Capped leveraged exposure to and limited protection against negative performance of the underlying index [] Leverage feature only applies if the underlying index appreciates. Unleveraged positive return for a
Strategy certain range of negative performance of the underlying index from the pricing date to the valuation date
Overview only if the underlying index closes at or above the specified trigger level on the valuation date [] May be appropriate for investors who wish to outperform the underlying index in a moderately bullish scenario or obtain an unleveraged positive return for a limited range of negative performance

[] All principal is at risk under the terms of the Dual Directional Trigger
PLUS
[] Full downside exposure to the underlying index without buffer if the underlying index closes
Risk below the trigger level on the valuation date
Considerations
[] Appreciation potential is limited to the maximum leveraged upside payment []
Does not provide for current income; no interest payments

The Dual Directional Trigger PLUS, or "Trigger PLUS," are senior unsecured obligations of Morgan Stanley, will pay no interest, do not guarantee any return of principal at maturity and have the terms described in the product supplement for PLUS, the index supplement and the prospectus, as supplemented or modified by the applicable pricing supplement. At maturity, if the SandP
500([R]) Index has appreciated in value, investors will receive the stated
principal amount of their investment plus leveraged upside performance of the underlying index, which is subject to a maximum leveraged upside payment. If the underlying index has depreciated in value but by no more than 20%, investors will receive the stated principal amount of their investment plus an unleveraged positive return equal to the absolute value of the percentage decline, which will effectively be limited to a positive 20% return. However, if the underlying index has depreciated by more than 20%, investors will be negatively exposed to the full amount of the percentage decline in the underlying index and will lose 1% of the stated principal amount for every 1%
of decline, without any buffer. The Trigger PLUS are for investors who seek an equity index-based return and who are willing to risk their principal and forgo current income and upside above the maximum leveraged upside payment in exchange for the leverage and absolute return features that in each case apply to a limited range of performance of the underlying index. Investors may lose their entire initial investment in the Trigger PLUS. The Trigger PLUS are senior notes issued as part of Morgan Stanley's Series F Global Medium -Term
Notes program. All payments on the Trigger PLUS are subject to the credit risk of Morgan Stanley.

Issuer                              Morgan Stanley
Underlying Index                    SandP 500([R]) Index (SPX)
Maturity Date                       April , 2014 (approximately 2 years)
Leverage Factor                     150%
Trigger Level                       80% of the Initial Index Value
Payment at Maturity                 []  If the Final Index Value is greater than the Initial Index Value:
                                                  $10 + Leveraged Upside Payment
                                        In no event will this amount exceed the Stated Principal Amount plus the Maximum Leveraged
 Upside Payment.
                                    []  If the Final Index Value is less than or equal to the Initial Index Value but greater than or equal to the Trigger Level:
                                                  $10 + ($10 [] Absolute Index Return)
                                        In this scenario, you will receive a 1% positive return on the Trigger PLUS for each 1%
 negative return on the Underlying Index. In no event will this amount exceed the Stated Principal Amount of
                                        $2.00
                                    []  If the Final Index Value is less than the Trigger Level:
                                                  $10 [] Index Performance Factor
                                        This amount will be less than the Stated Principal Amount of $10, and will represent a loss of at least 20%, and possibly all, of your investment.
Leveraged Upside Payment            $10 x Leverage Factor x Index Percent Change
Index Percent Change                (Final Index Value -- Initial Index Value) / Initial Index Value
Absolute Index Return               The absolute value of the Index Percent Change. For example, a --5% index percent change will result in a +5% absolute index return.
Initial Index Value                 The closing value of the Underlying Index on the Pricing Date
Final Index Value                   The closing value of the Underlying Index on the Valuation Date
Valuation Date                      April , 2014, subject to postponement for non-index business days and certain market disruption events
Index Performance Factor            Final Index Value / Initial Index Value
Maximum Leveraged Upside Payment    $1.80 to $2.20 per Trigger PLUS (18% to 22% of the Stated Principal Amount). The actual Maximum
 Leveraged Upside Payment will be determined on the Pricing Date.
Issue Price/Stated Principal Amount $10 per Trigger PLUS
Listing                             The Trigger PLUS will not be listed on any securities exchange.
Expected Pricing Date(1)            This offering is expected to close for ticketing on Friday, April 27, 2012

(1) Expected Pricing Dates are subject to change. Due to market conditions,
Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change.
Terms will be fixed on the pricing date for the investment.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc. and
you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. April 2012

MorganStanley SmithBarney

Client Strategy Guide: April 2012 Offerings Page 13

Opportunities in International Equities

Leveraged Performance

Buffered Jump Securities based on the iShares® MSCI Emerging Markets Index Fund (EEM)

Strategy Overview	• Opportunity to earn the greater of a fixed upside payment and a return based on the performance of the iShares® MSCI Emerging Markets Index Fund if the final share price of the iShares® MSCI Emerging Markets Index Fund is greater than the initial share price on the valuation date • Provides a 15% buffer against a negative performance of the iShares® MSCI Emerging Markets Index Fund • May be appropriate for investors who anticipate an appreciation of the iShares® MSCI Emerging Markets Index Fund and are seeking a limited buffer against depreciation of the iShares® MSCI Emerging Markets Index Fund

Risk Considerations	✓ 85% of principal is at risk under the terms of the Buffered Jump Securities ✓ Full downside exposure to the negative performance of the iShares® MSCI Emerging Markets Index Fund where the iShares® MSCI Emerging Markets Index Fund declines in price by more than 15% from the pricing date to the valuation date ✓ Does not provide for current income; no interest payments ✓ Risks associated with emerging markets securities

The Buffered Jump Securities offer the opportunity to earn a return based on the performance of the shares of the iShares® MSCI Emerging Markets Index Fund. Unlike ordinary debt securities, the Buffered Jump Securities do not pay interest and provide for the minimum payment at maturity of only 15% of the principal at maturity. At maturity, you will receive for each security that you hold an amount in cash that will vary depending on the performance of the underlying shares, as determined on the valuation date. If the underlying shares appreciate at all on the valuation date, you will receive for each security that you hold at maturity an upside payment of $1.60 to $2.00 in addition to the stated principal amount. If the underlying shares appreciate by more than 16% to 20% on the valuation date, you will receive for each security that you hold at maturity the stated principal amount plus an amount based on the percentage increase of the underlying shares. However, if the underlying shares decline in value by more than 15% on the valuation date from the initial value, the payment due at maturity will be less, and possibly significantly less, than the stated principal amount of the securities. **You could lose up to 85% of the stated principal amount of the securities.** The Buffered Jump Securities are for investors who seek an equity fund-based return and who are willing to risk their principal and forgo current income in exchange for the jump and buffer features that in each case apply to a limited range of performance of underlying shares. The securities are senior notes issued as part of Morgan Stanley's Series F Global Medium-Term Notes program. All payments on the securities are subject to the credit risk of Morgan Stanley.

Issuer	Morgan Stanley
Underlying Shares	iShares® MSCI Emerging Markets Index Fund (EEM)
Maturity Date	October , 2015 (approximately 3.5 years)
Payment at Maturity	• If the Final Share Price is *greater than* the Initial Share Price: $10.00 + the *greater* of (i) 10.00 × the Share Percent Change and (ii) the Upside Payment • If the Final Share Price is *less than or equal to* the Initial Share Price but *greater than or equal to* 85% of the Initial Share Price, meaning the Final Share Price has remained unchanged or has declined from the Initial Share Price by an amount *less than or equal* to the Buffer Amount of 15%: $10.00 • If the Final Share Price is *less than* 85% of the Initial Share Price, meaning the Final Share Price has declined from the Initial Share Price by *more than* the Buffer Amount of 15%: $10.00 × (Share Performance Factor + 15%) *Because the Share Performance Factor will be less than 85% in this scenario, this amount will be less, and potentially significantly less, than the Stated Principal Amount of $10.00, subject to the minimum payment at maturity of $1.50 per security.*
Upside Payment	$1.60 to 2.00 per security (16% to 20% of the Stated Principal Amount), to be determined on the Pricing Date
Share Percent Change	(Final Share Price – Initial Share Price) / Initial Share Price
Buffer Amount	15%
Minimum Payment at Maturity	$1.50 per security (15% of the Stated Principal Amount)
Maximum Payment at Maturity	There is no maximum payment at maturity.
Initial Share Price	The closing value of one Underlying Share on the Pricing Date
Final Share Price	The closing value of one Underlying Share on the Valuation Date *times* the Adjustment Factor on such date
Adjustment Factor	1.0, subject to adjustment in the event if certain events affecting the Underlying Shares
Valuation Date	October , 2015, subject to postponement for non-trading business days and certain market disruption events
Share Performance Factor	Final Share Price / Initial Share Price
Issue Price/Stated Principal Amount	$10 per security
Listing	The securities will not be listed on any securities exchange.
Expected Pricing Date[1]	This offering is expected to close for ticketing on Friday, April 27, 2012

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

April 2012

Client Strategy Guide: April 2012 Offerings Page 14
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MorganStanley SmithBarney

Client Strategy Guide: April 2012 Offerings Page 15

Opportunities in U.S. Equities

Market Linked Note

Market-Linked Notes based on the S&P 500® Daily Risk Control 10% Index (Excess Return) (SPXT10UE)

Strategy Overview	• Opportunity to gain exposure to the underlying index, which is a modified version of SPTR • Repayment of principal at maturity plus a supplemental redemption amount based on the value of the underlying index on the determination date, subject to the minimum payment at maturity • 100% participation in any appreciation of the underlying index over the term of the notes • No exposure to any decline of the underlying index

Risk Considerations	✓ Repayment of principal is available only at maturity and is subject to the credit risk of the issuer ✓ Does not provide for current income; no interest payments ✓ If the underlying index declines or appreciates by less than 7% to 9%, the notes will only pay the minimum payment at maturity of $10.70 to $10.90 per note (to be determined on the pricing date) ✓ The underlying index is a modified version of SPTR, and embodies certain risks as outlined under "Risk Factors" in the applicable pricing supplement ✓ Even though the notes are linked to an underlying index called a "risk control" index, the notes are not necessarily less risky, and will not necessarily have better returns, than notes linked to the SPTR

The notes are senior unsecured obligations of Morgan Stanley, will pay no interest and will have the terms described in the accompanying product supplement, index supplement and prospectus, as supplemented and modified by the applicable pricing supplement. At maturity, we will pay per note the stated principal amount of $10 plus a supplemental redemption amount based on the value of the underlying index on the determination date, subject to the minimum payment at maturity. The underlying index is intended to provide investors with exposure to the S&P 500® Total Return Index, or SPTR, while attempting to provide greater stability and lower overall risk of large fluctuations as compared to the SPTR through the use of a volatility target. Despite the fact that the title of the underlying index includes the phrase "risk control", the underlying index may appreciate significantly less than the SPTR or it may decline, so that investors will receive only the minimum payment at maturity of $10.70 to $10.90 per note (to be determined on the pricing date). The notes are for investors who are concerned about principal risk but seek an equity index-based return as modified by the use of the underlying index's volatility target, and who are willing to forgo yield and an unmodified exposure to the SPTR in exchange for the minimum payment at maturity. The notes are senior notes issued as part of Morgan Stanley's Series F Global Medium-Term Notes program. **All payments on the notes, including the repayment of principal at maturity, are subject to the credit risk of Morgan Stanley.**

Issuer	Morgan Stanley
Underlying Index	S&P 500® Daily Risk Control 10% Index (Excess Return) (SPXT10UE)
Maturity Date	April , 2017 (approximately 5 years)
Payment at Maturity	The Payment at Maturity per $10 Stated Principal Amount will equal: $10 + Supplemental Redemption Amount, subject to the Minimum Payment at Maturity.
Supplemental Redemption Amount	(i) $10 *times* (ii) the Index Percent Change *times* (iii) the Participation Rate, *provided that* the Supplemental Redemption Amount will not be less than $0.70 to $0.90 per note, to be determined on the Pricing Date.
Participation Rate	100%
Minimum Payment at Maturity	$10.70 to $10.90 per note (107% to 109% of the Stated Principal Amount). The actual Minimum Payment at Maturity will be determined on the Pricing Date.
Index Percent Change	(Final Index Value – Initial Index Value) / Initial Index Value
Initial Index Value	The index closing value on the Pricing Date
Final Index Value	The index closing value on the Determination Date
Determination Date	April , 2017, subject to postponement for non-index business days and certain market disruption events
Listing	The notes will not be listed on any securities exchange.
Issue Price/Stated Principal Amount	$10 per note
Expected Pricing Date[1]	This offering is expected to close for ticketing on Friday, April 27, 2012

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

April 2012

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Client Strategy Guide: April 2012 Offerings Page 17

Selected Risks and Considerations

An investment in Structured Investments involves a variety of risks. Structured
Investments may be linked to a wide variety of underlying assets, and each underlying asset will have its own unique set of risks and considerations. For example, some underlying assets have significantly higher volatility than others. Before you invest in any Structured Investment, you should thoroughly review the relevant prospectus and related offering materials for a comprehensive description of the risks associated with the Structured
Investment, including the risks related to the underlying asset(s) to which the
Structured Investment is linked.

The following are general risks applicable to most types of Structured
Investments:

Issuer Credit Risk
All payments on Structured Investments are subject to the credit risk of the applicable issuer. Any payments of interest or payments at maturity on a
Structured Investment are subject to the credit risk of the applicable issuer and the issuer's credit ratings and credit spreads may adversely affect the market value of the Structured Investment. Investors are dependent on the applicable issuer's ability to pay periodic interest payments, if any, and all amounts due on the Structured Investment at maturity and therefore investors are subject to the credit risk of the applicable issuer and to changes in the market's view of the applicable issuer's credit risk. If the applicable issuer defaults on its obligations under the Structured Investment, the investor's investment would be at risk and an investor could lose some or all of its investment. Any decline in the applicable issuer's credit ratings or increase in the credit spreads charged by the market for taking credit risk of the issuer is likely to adversely affect the value of the Structured Investment.
Furthermore, unless issued as market -linked certificate of deposit, Structured
Investments are not bank deposits and are not insured by the Federal Deposit
Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Market Risk
The price at which a particular Structured Investment may be sold prior to maturity will depend on a number of factors and may be substantially less than the amount for which they were originally purchased. Some of these factors include, but are not limited to: (i) changes in the level of the underlying asset or reference index, (ii) volatility of the underlying asset or reference index, (iii) changes in interest rates, (iv) any actual or anticipated changes in the credit ratings of the applicable issuer or credit spreads charged by the market for taking the issuer's credit risk and (v) the time remaining to maturity. In addition, we expect that the secondary market prices of a
Structured Investment will be adversely affected by the fact that the issue price of the securities includes the agent's commissions and expected profit.
You may receive less, and possibly significantly less, than the stated
principal amount if you sell your investments prior to maturity.

Liquidity Risk
There may be little or no secondary market for a particular Structured
Investment and you should be prepared to hold your investments until maturity.
If the applicable pricing supplement so specifies, we may apply to list a particular Structured Investment on a securities exchange, but it is not possible to predict whether any Structured Investment will meet the listing requirements of that particular exchange, or if listed, whether any secondary market will exist. Therefore, there may be little or no secondary market for
Structured Investments. Issuers may, but are not obligated to, make a market in the Structured Investments. Even if there is a secondary market for a particular Structured Investment, it may not provide enough liquidity to allow you to trade or sell your Structured Investment easily. Because it is not expected that other broker-dealers will participate significantly in the secondary market for Structured Investments, the price at which you may be able to trade a Structured Investment is likely to depend on the price, if any, at which Morgan Stanley Smith Barney or another broker-dealer affiliated with the particular issuer of the security is willing to transact. If at any time Morgan
Stanley Smith Barney or any other broker dealer were not to make a market in
Structured Investments, it is likely that there would be no secondary market for Structured Investments.

Past Performance Not Indicative of Future Results
The historical performance of an underlying asset or reference index is not an indication of future performance. Historical performance of an underlying asset or reference index to which a specific Structured Investment is linked should not be taken as an indication of the future performance of the underlying asset or reference index during the term of the Structured Investment. Changes in the levels of the underlying asset or reference index will affect the trading price of the Structured Investment, but it is impossible to predict whether such levels will rise or fall.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc. and
you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. April 2012

Client Strategy Guide: April 2012 Offerings Page 18

Conflicts of Interest
The applicable issuer, its affiliates, Morgan Stanley Smith Barney and/or its affiliates may be market participants. The applicable issuer, one or more of its affiliates or Morgan Stanley Smith Barney or its affiliates may, currently or in the future, publish research reports with respect to movements in the underlying asset to which any specific Structured Investment is linked. Such research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding a specific Structured Investment or Structured Investments generally. Any of these activities could affect the market value of a specific Structured
Investment or Structured Investments generally.

In most Structured Investments, an affiliate of Morgan Stanley or the applicable issuer is designated to act as calculation agent to calculate the periodic interest or payment at maturity due on the Structured Investment. Any determinations made by the calculation agent may affect the payout to investors.

Hedging and Trading Activity
Hedging and trading activity by the issuer and its subsidiaries and affiliates could potentially adversely affect the value of the Structured Investments.  We expect that the calculation agent and its affiliates for a particular
Structured Investment will carry out hedging activities related to that
Structured Investment, including trading in the underlying asset, as well as in other instruments related to the underlying asset. The issuer's subsidiaries and affiliates may also trade in the underlying asset and other instruments related to the underlying asset on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date and during the term of the Structured
Investment could adversely affect the value of the underlying asset, and, accordingly, the payout to investors.

Commissions and Hedging Profits
The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices of Structured
Investments. Assuming no change in market conditions or any other relevant factors, the price, if any, at which any dealer is willing to purchase
Structured Investments in secondary market transactions will likely be lower than the original issue price, since the original issue price includes, and secondary market prices are likely to exclude, commissions paid with respect to the Structured Investments, as well as the cost of hedging the applicable issuer's obligations under the Structured Investments. The cost of hedging includes the projected profit that the calculation agent and its affiliates may realize in consideration for assuming the risks inherent in managing the hedging transactions. In addition, any secondary market prices may differ from values determined by pricing models used by the dealer as a result of dealer discounts, mark-ups or other transaction costs.

With respect to any MLD offering, you can only count on FDIC insurance to cover the deposit amount of each MLD and, if applicable, the minimum index interest.

In the event that FDIC insurance payments become necessary for the MLDs prior to the maturity date, the FDIC is only required to pay the Deposit Amount of the MLDs together with any accrued minimum index interest, if any, as prescribed by law, and subject to the applicable FDIC insurance limits. FDIC insurance is not available for any index interest if the applicable issuer fails prior to the maturity date, in the case of the MLDs. FDIC insurance is also not available for any secondary market premium paid by a depositor above the principal amount of an MLD. Except to the extent insured by the FDIC, the
MLDs are not otherwise insured by any governmental agency or instrumentality or any other person.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc. and
you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. April 2012

MorganStanley SmithBarney

Client Strategy Guide: April 2012 Offerings Page 19

IMPORTANT INFORMATION AND QUALIFICATIONS:

The information provided herein was prepared by sales, trading or other non-research personnel of Morgan Stanley Smith Barney LLC, and is not a product of the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc.

We remind investors that these investments are subject to market risk and will fluctuate in value. The investments discussed or recommended in this communication may be unsuitable for investors depending upon their specific investment objectives and financial position. No representation or warranty is made that any returns indicated will be achieved. Potential investors should be aware that certain legal, accounting and tax restrictions, margin requirements, commissions and other transaction costs may significantly affect the economic consequences of the transactions discussed herein. The information and analyses contained herein are not intended as tax, legal or investment advice and may not be suitable for your specific circumstances.

These materials may not be distributed in any jurisdiction where it is unlawful to do so. The products described in this communication may not be marketed or sold or be available for offer or sale in a number of jurisdictions where it is unlawful to do so. This publication is disseminated in Japan by Morgan Stanley Japan Limited; in Hong Kong by Morgan Stanley Asia Limited; in Singapore by Morgan Stanley Asia (Singapore) Pte., regulated by the Monetary Authority of Singapore, which accepts responsibility for its contents; in Australia by Morgan Stanley Australia Limited A.B.N. 67 003 734 576, a licensed dealer, which accepts responsibility for its contents; in Canada by Morgan Stanley Canada Limited, which has approved of, and has agreed to take responsibility for, the contents of this publication in Canada; in Spain by Morgan Stanley, S.V., S.A., a Morgan Stanley group company, which is supervised by the Spanish Securities Markets Commission (CNMV) and states that this document has been written and distributed in accordance with the rules of conduct applicable to financial research as established under Spanish regulations; in the United States by Morgan Stanley & Co. LLC, which accepts responsibility for its contents; and in the United Kingdom, this publication is approved by Morgan Stanley & Co. International PLC, solely for the purposes of section 21 of the Financial Services and Markets Act 2000 and is distributed in the European Union by Morgan Stanley & Co. International PLC, except as provided above. Private U.K. investors should obtain the advice of their Morgan Stanley & Co. International PLC representative about the investments concerned. In Australia, this publication, and any access to it, is intended only for "wholesale clients" within the meaning of the Australian Corporations Act. Third-party data providers make no warranties or representations of any kind relating to the accuracy, completeness, or timeliness of the data they provide and shall not have liability for any damages of any kind relating to such data.

Any estimates, projections or predictions (including in tabular form) given in this communication are intended to be forward-looking statements. Although Morgan Stanley believes that the expectations in such forward-looking statement are reasonable, it can give no assurance that any forward-looking statements will prove to be correct. Such estimates are subject to actual known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those projected. These forward-looking statements speak only as of the date of this communication. Morgan Stanley expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in its expectations or any change in circumstances upon which such statement is based. Prices indicated are Morgan Stanley offer prices at the close of the date indicated. Actual transactions at these prices may not have been effected.

The trademarks and service marks contained herein are the property of their respective owners. Additional information on recommended securities discussed herein is available on request. This communication or any portion hereof, may not be reprinted, resold or redistributed without the prior written consent of Morgan Stanley.

"PLUS℠" is a service mark of Morgan Stanley.

"Standard & Poor's®," "S&P®" and "S&P 500®" are trademarks of Standard & Poor's Financial Services LLC ("S&P") and have been licensed for use. The securities are not sponsored, endorsed, sold or promoted by S&P, and S&P makes no representation regarding the advisability of investing in the securities.

iShares® is a registered mark of BlackRock Institutional Trust Company, N.A.

Copyright © by Morgan Stanley 2012, all rights reserved.

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. April 2012